Exhibit 99.1

Avalanche Biotechnologies Announces Leadership Transition

– Thomas W. Chalberg, Jr., Ph.D. Resigns as CEO and Board Member, Continues as Scientific Advisor –

– Hans P. Hull Appointed Interim CEO and President –

– Avalanche Co-founder Mitchell H. Finer Takes on New Role as Distinguished Research Fellow –

MENLO PARK, Calif., July 23, 2015 – Avalanche Biotechnologies, Inc. (Nasdaq:AAVL) announced today that Thomas W. Chalberg, Jr., Ph.D., has resigned as chief executive officer (CEO) and president and as a member of the Board of Directors, effective July 23, 2015. Avalanche’s Board of Directors has appointed Hans P. Hull to serve as interim CEO and president. Previously CEO of Orthobond Corporation, Mr. Hull has been with Avalanche since 2011, most recently as senior vice president of business operations. Dr. Chalberg will continue as a consultant and member of Avalanche’s Scientific Advisory Board.

“Avalanche is a leader in developing gene therapy products for eye diseases, and we are grateful to Tom, who co-founded the Company and has played an instrumental role in Avalanche’s progress, including steering the scientific development of the Ocular Biofactory™ technology platform and building a diverse pipeline with the potential to transform the standard of care across a number of diseases in ophthalmology,” said Dr. Mark S. Blumenkranz, co-founder and chairman of the Board. “The Board is committed to finding the right CEO to lead Avalanche in its current evolution as a relatively new public company that is developing multiple drug candidates. As part of these activities, we will also be conducting a search to expand and diversify the Company’s Board of Directors.”

Avalanche’s Board of Directors has appointed independent directors John P. McLaughlin and Paul D. Wachter to a Special Committee to lead the search for a permanent CEO and additional directors.

“After nine years since co-founding the Company and serving as CEO, I am proud of the progress we’ve made,” said Dr. Chalberg. “I am ready to turn over the reins to a new leader, and look forward to supporting the Company in a new role going forward. I am deeply thankful for the opportunity to work alongside such an incredibly talented group of colleagues on behalf of the millions of patients suffering from blinding and sight-threatening diseases.”

In addition, Avalanche announced that co-founder Mitchell H. Finer, Ph.D., would be returning to the Company as a consultant in the role of Distinguished Research Fellow. Dr. Finer brings more than 25 years of experience in the gene therapy field, including most recently as the Chief Scientific Officer of bluebird bio, Inc. In this role, Dr. Finer will help guide Avalanche’s research programs and external collaborations, and brings a wealth of scientific knowledge to the Company.

About Avalanche Biotechnologies, Inc.

Avalanche is a biopharmaceutical company committed to improving or preserving the sight of people suffering from blinding eye diseases with an unmet medical need. Avalanche’s proprietary Ocular BioFactory™ is a platform for discovering and developing novel medicines with the potential to offer life-changing therapeutic benefit. Avalanche’s lead product candidate, AVA-101, is in mid-stage clinical development for patients with wet age-related macular degeneration. For more information, please visit www.avalanchebiotech.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avalanche’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development and the potential benefits of its products under development, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our product development program, clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical development process, including the risk that positive results from a clinical study of AVA-101 may not necessarily be predictive of the results of future clinical studies, the uncertainties inherent in the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our product candidates. Avalanche undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of Avalanche, see our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 5, 2015, and our subsequent periodic reports filed with the Securities and Exchange Commission.

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CONTACT:

Investor Contact

Lauren Glaser

(650) 656-9347

lauren@avalanchebiotech.com

Media Contact

Nicole Foderaro

(415) 946-1058

nfoderaro@brewlife.com